                                                                     EXHIBIT 99

FOR IMMEDIATE RELEASE         Contact:  Tricia Drennan
                                        Director of Corporate Communications &
                                        Investor Relations
                                        (703) 873-2390 (phone)
                                        (703) 873-2300 (fax)

               LCC INTERNATIONAL, INC. AND MCI TELECOMMUNICATIONS
            CORPORATION DELAY CONVERSION OF EXISTING NOTE AGREEMENT

McLEAN, VIRGINIA, October 23, 1997 -- LCC International, Inc., (NASDAQ: LCCI), one of the world's largest providers of radio frequency engineering and network implementation services and products to the international wireless telecommunications industry, today announced that it has agreed with MCI Telecommunications Corporation to defer conversion of the existing convertible subordinated notes issued to MCI in June of 1994 in the aggregate principal amount of $50 million.

As previously disclosed, the notes are convertible into 2,841,099 shares of LCC's Class A common stock, par value $0.01 per share, which assumes a conversion rate of $17.60 per share. As part of the agreement, interest payable under the notes will be reduced from 6.8% to 4.4% per annum, representing an annual pre-tax savings of approximately $1.2 million. The notes are convertible during the period between June 27, 1998 and August 10, 1998, at MCI's option and then, at LCC's option, during the period between August 25, 1998 and October 8, 1998, and during the same periods in 1999. The notes are also convertible upon the happening of specified extraordinary corporate events including certain tender offers, sales of substantially all of LCC's assets, and are partially convertible (up to 1 million shares) in the event of an underwritten public offering during certain periods in 1998.

A spokesperson for MCI said, "LCC has developed core competencies in engineering and system tools which are of strategic importance in the wireless industry. These capabilities are of great value to a number of prominent players in the industry."

                                                                         (more)

LCC AND MCI DELAY CONVERSION OF EXISTING NOTE AGREEMENT - - 2/2/2

Piyush Sodha, LCC's president and chief executive officer said, "LCC values the relationship that has been formed over the past several years and would like to continue that association. The cost associated with carrying the existing notes is insignificant relative to the potential opportunity which could be realized through an association with MCI."

LCC International, Inc. (http://www.lcc.com) is one of the world's largest providers of radio frequency engineering and network implementation services and products to the international wireless telecommunications industry. Headquartered just outside Washington, D.C. in McLean, Virginia, the company has provided these services to more than 200 wireless systems in more than 40 countries worldwide. Founded in 1983 with the advent of the wireless industry, the company is engaged in five principal areas of business:

- RF engineering and design services for wireless telecommunications networks;

-    Site acquisition, zoning, construction and program management services;

-    Asset management services;

- Development of specialized software to support the design and operation of wireless networks; and

-    Development of wireless field test measurement equipment.

This press release contains forward-looking statements or implications that are subject to risks and uncertainties. Actual results or performance could differ materially from those expressed or implied by such forward-looking statements, including, but without limitation, statements regarding expectations of future operating results, as a result of risks and uncertainties including changes adversely impacting demand for LCC's products and services, risks from competition, rapid technological change and those described from time to time in LCC's reports to the U.S. Securities and Exchange Commission, including its Registration Statement on Form S-1 effective September 24, 1996, its Annual Report on Form 10-K, news releases and other communications.

                                      # # #